UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials under Rule 14a-12

TIMBER PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TIMBER PHARMACEUTICALS, INC.

110 Allen Road Suite 401

Basking Ridge, NJ 07920

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 3, 2022

To the Stockholders of Timber Pharmaceuticals, Inc.

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Timber Pharmaceuticals, Inc. (the “Company”) to be held on Friday, June 3, 2022 at 1:00 p.m. Eastern Time. We are planning to hold the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TMBR2022. You will not be able to attend the Annual Meeting at a physical location. At the Annual Meeting, stockholders will act on the following matters:

●	To elect five directors to the Company’s Board of Directors to hold office for the following year until their successors are elected;
●	To an approve amendment to our Certificate of Incorporation, as amended, at the discretion of the Board, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the Board;
●	To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in this proxy statement;
●	To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation (every year, every two years or every three years);
●	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 7, 2022 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the Annual Meeting virtually and prefer to vote at the Annual Meeting, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors
/s/ John Koconis
John Koconis
Chief Executive Officer and Chairman of the Board

April [•], 2022

Basking Ridge, New Jersey

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Page

GENERAL INFORMATION	1
PROPOSAL 1: TO ELECT FIVE DIRECTORS TO THE BOARD OF DIRECTORS TO HOLD OFFICE FOR THE FOLLOWING YEAR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED	5
CORPORATE GOVERNANCE MATTERS	7
EXECUTIVE OFFICERS	11
EXECUTIVE COMPENSATION	12
DIRECTOR COMPENSATION	17
REPORT OF THE AUDIT COMMITTEE	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
TRANSACTIONS WITH RELATED PERSONS	18
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR CHARTER, AT THE DISCRETION OF THE BOARD, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-FIVE (1:5) TO ONE-FOR-FIFTEEN (1:15), AT ANY TIME PRIOR TO THE ONE-YEAR ANNIVERSARY DATE OF THE ANNUAL MEETING, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD	20
PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	26
PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	27
PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF OUR REGISTERED PUBLIC ACCOUNTING FIRM	28
STOCKHOLDER PROPOSALS	30
ANNUAL REPORT	30
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	30
OTHER MATTERS	31

-ii-

TIMBER PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on Friday, June 3, 2022 at 1:00 p.m. Eastern Time (the “Annual Meeting”). We are planning to hold the Annual Meeting virtually via the Internet, or at such other time and place to which the Annual Meeting may be adjourned or postponed. In order to attend our Annual Meeting, you must log in to www.virtualshareholdermeeting.com/TMBR2022 using the 16-digit control number on the Notice, proxy card or voting instruction form that accompanied the proxy materials.

Proxies for the Annual Meeting are being solicited by Timber’s Board of Directors (the “Board”). This proxy statement is first being made available to stockholders on or about April [•], 2022.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 3, 2022.

Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the 2022 Annual Meeting, our annual report for the fiscal year ended December 31, 2021 and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

In this Proxy Statement, the terms “Timber,” “we,” “us,” and “our” refer to Timber Pharmaceuticals, Inc. The mailing address of our principal executive offices is Timber Pharmaceuticals, Inc., 110 Allen Road, Suite 401, Basking Ridge, New Jersey 07920.

About the Meeting

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

●	to elect five directors to the Company’s Board of Directors to hold office for the following year until their successors are elected;
●	to approve an amendment to our Certificate of Incorporation, as amended (the “Charter”), at the discretion of the Board to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the Board (the “Reverse Split”);
●	to approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in this proxy statement;
●	to vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation (every year, every two years or every three years);
●	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
●	to consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the approval of an amendment to our Charter to effect the Reverse Split, the approval, on an advisory basis, of the executive compensation of our named executive officers as described in this proxy statement and the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022 are advisable and in the best interests of the Company and our stockholders and recommends that you vote FOR these proposals. Our Board believes that having a vote every three years, on an advisory basis, on the compensation of named executive officers is advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR three years for this proposal.

If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Who is entitled to vote at the meeting?

Only holders of record of our common stock at the close of business on the record date, April 7, 2022, are entitled to receive notice of the Annual Meeting and to cast one vote for each share of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. As of the record date, there were 63,862,196 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each proposal.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Attendance at the Annual Meeting shall solely be via the Internet at www.virtualshareholdermeeting.com/TMBR2022 using the 16-digit control number on the Notice, proxy card or voting instruction form that accompanied the proxy materials. Stockholders will not be able to attend the Annual Meeting at a physical location.

The live webcast of the Annual Meeting will begin promptly at 1:00 p.m. Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

An online portal will be available to our stockholders at www.proxyvote.com commencing approximately on or about April [•], 2022. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting on www.virtualshareholdermeeting.com/TMBR2022. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder. We have retained Broadridge Financial Solutions to host our virtual Annual Meeting and to distribute, receive, count and tabulate proxies.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of thirty-four percent (34%) of the voting power of all issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

Your vote is important. Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April [•], 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on the record date and will post our proxy materials at www.proxyvote.com. Stockholders may choose to access our proxy materials at www.proxyvote.com or may request to receive a printed set of our proxy materials. In addition, the Notice and www.proxyvote.com provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 2, 2022.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 2, 2022.

Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m. on June 2, 2022.

Please note that if you received a Notice of Internet Availability, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet and how to request paper copies of the proxy materials.

Voting at the Annual Meeting

You will have the right to vote at the Annual Meeting.

You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/TMBR2022. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form to vote at our Annual Meeting if it is held remotely.

Even if you plan to attend our Annual Meeting remotely, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●filing with the Secretary of Timber a notice of revocation;
●	submitting a later-dated vote by telephone or on the Internet;
●	sending in another duly executed proxy bearing a later date; or
●	attending the Annual Meeting remotely and casting your vote in the manner set forth above.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal ?” below.

What vote is required to approve each proposal?

The holders of thirty-four percent (34%) of the voting power of the capital stock issued and outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

With respect to the election of directors (Proposal 1), directors are elected by a plurality of the voting power of the shares of our capital stock present or represented by proxy and entitled to vote, and the director nominees who receive a the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes”(see below), if any, will not affect the outcome of the vote on the first proposal.

With respect to the approval of an amendment to our Charter, at the discretion of the Board, to effect the Reverse Split (Proposal 2), the affirmative vote of at least a majority of our issued and outstanding voting securities is required to approve this proposal. As a result, abstentions and “broker non-votes”, if any, will have the same effect as a vote “AGAINST” this proposal. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

With respect to the advisory vote on executive compensation (Proposal 3), the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 4), and the ratification of the appointment of KPMG LLP (Proposal 5), and the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the votes cast, is required to approve these proposals. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the exchange that makes such determinations), but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe Proposal 2 to approve an amendment to our Charter at the discretion of the Board, to effect the Reverse Spilt and Proposal 5 to ratify the appointment of KPMG LLP as our independent registered public accounting firm are likely to be considered “routine” items. This means that brokers may vote using their discretion on such proposals on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-routine”, and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. We believe Proposal 1 to elect directors, Proposal 3 to approve, on an advisory basis, the executive compensation of our named executive officers as described in this proxy statement, and Proposal 4 to vote, on an advisory basis, on the frequency on holding the advisory vote on the executive compensation of our named executive officers are likely to be considered “non-routine”, which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you. Furthermore, if approvals of Proposals 2 and/or 5 are deemed by the New York Stock Exchange to be “non-routine” matters, brokers will not be permitted to vote on Proposals 2 and/or 5 if the broker has not received instructions from the beneficial owner. If the New York Stock Exchange determines Proposal 2 to be “non-routine,” failure to vote on Proposal 2, which requires the affirmative vote of at least a majority of our issued and outstanding voting securities, or to instruct your broker how to vote any shares held for you in your broker’s names, will have the same effect as a vote against such proposal. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for these proposals.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by mail or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT FIVE DIRECTORS TO THE BOARD OF DIRECTORS TO HOLD OFFICE

FOR THE FOLLOWING YEAR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED

AND QUALIFIED

Our Board currently consists of six directors, five of whom are being nominated for reelection at this Annual Meeting. Each of our current directors will hold their positions on the Board until the Annual Meeting. Each of the five director nominees named below will stand for election at the Annual Meeting. Each director’s term will then continue until the earlier of the election and qualification of their successor, or their death, resignation or removal. At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that the five director nominees named below be elected as directors to serve until the 2023 Annual Meeting and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term and until the director’s successor is duly elected and qualified. Each of the five nominees listed below are incumbent directors. Zachary Rome, who has served as a director since 2020, will not be standing for reelection at the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the five nominees named below. The five director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election for a Term Expiring at the 2023 Annual Meeting

The following table sets forth the name, age, position and tenure of our directors who are up for election at the 2022 Annual Meeting:

			Served as a
Name	Age	Position(s)	Director Since
John Koconis	52	Chief Executive Officer, President and Chairman of the Board	2020
David Cohen, M.D.	57	Director	2020
Lubor Gaal, Ph.D.	54	Director	2020
Gianluca Pirozzi, M.D., Ph.D.	45	Director	2020
Edward J. Sitar	61	Lead Independent Director	2020

The following biographical descriptions set forth certain information with respect to the director nominees, based on information furnished to Timber by each director nominee.

John Koconis has served as our Chief Executive Officer, as a director on our Board since May 2020 and as our President and Chairman of the Board since April 20, 2021. Mr. Koconis previously served as Chief Executive Officer of Timber Pharmaceuticals, LLC, the Company’s wholly-owned subsidiary (“Timber Sub”) from June 2019 through April 2020 and has served on Timber Sub’s board of managers since July 2019. From July 2016 to January 2019 Mr. Koconis served as Executive Vice President and Chief Commercial Officer at Castle Creek Pharmaceuticals LLC, a biopharmaceutical company. Prior to that, Mr. Koconis served as Global Lead for Dermatology & Respiratory at Sanofi Genzyme, a biotechnology company, from January 2016 to July 2016. Mr. Koconis served as President and Chief Executive Officer of LEO Pharma Inc., a specialty pharmaceutical company, from 2009 to 2014. Mr. Koconis received a Bachelor of Science in Biology from Loyola University Chicago and an MBA from the Quinlan School of Business at Loyola University Chicago. Mr. Koconis’ healthcare industry and executive business experience qualifies him to serve on our Board.

David Cohen, M.D., has served as a director on our Board since August 2020. Dr. Cohen is the Charles C. and Dorothea E. Harris Professor of Dermatology at New York University School of Medicine, where he also serves as Chief of Allergy and Contact Dermatitis, and Director of Occupational and Environmental Dermatology. Dr. Cohen joined the NYU faculty in 1994 and his work has concentrated on cutaneous allergic and toxic reactions to exogenous and photo-reactive chemicals and the interaction of environmental stressors on the skin. He currently serves on the board of directors of Evommune, Inc., a private research and development company. Dr. Cohen received a Bachelor of Science in biomedical science from the City University of New York, an M.D. from State University of New York at Stony Brook School of Medicine and an M.P.H. in environmental science from Columbia University School of Public Health. Dr. Cohen’s healthcare industry and executive experience qualifies him to serve on our Board.

Lubor Gaal, Ph.D., has served as a director on our Board since August 2020. Dr. Gaal has over 20 years of experience working for biotech and pharmaceutical companies in Europe and the United States. Dr. Gaal previously worked as the Managing Director of Locust Walk, a global life science transaction firm, from July 2018 to March 2022. Prior to Locust Walk, he was the Head of External Innovation and Licensing and a member of the R&D Management Committee at Almirall, a leading Dermatology company globally. Dr. Gaal held various senior business development positions at Bristol-Myers Squibb as well as Bayer AG. In addition to his long experience in pharmaceutical companies, he also held executive management roles at Neuro3d and Vectron therapeutics, two European biotech companies. He started his career in California, where he advised biotech and pharma companies on strategy and transactions at Burrill & Co. in San Francisco, California. Dr. Gaal has a Ph.D. in Neurosciences from the University of California in Berkeley, California. Dr. Gaal’s executive business experience qualifies him to serve on our Board.

Gianluca Pirozzi, M.D., Ph.D., has served as a director on our Board since May 2020. Dr. Pirozzi is a clinical immunologist with over 20 years of experience in the pharmaceutical industry. Since October 2019, Dr. Pirozzi has served as SVP, Head of Clinical Development and Translational Sciences at Alexion Pharmaceuticals (NASDAQ:ALXN), a global biopharmaceutical company dedicated to Rare Disease Development. Prior to that, Dr. Pirozzi served as Head of Development for Rare Diseases and Translational Gene Therapy at Sanofi-Genzyme (NASDAQ:SNY), a global biopharmaceutical company from July 2018 to September 2019, and as Global Project Head of Dupixent from 2013 to 2018. Dr. Pirozzi has also served on the board of directors of Imbria Pharmaceuticals since September 2018 and has been a scientific advisor of SMS Research Foundation since December 2015. Dr. Pirozzi holds an M.D. from Università Campus Bio-Medico di Roma and a Ph.D. in Immunology from Sapienza Università di Roma and completed a Post-Doc in Immunology at the Pasteur Institute in Paris, France. Dr. Pirozzi’s industry experience qualifies him to serve on our Board.

Edward J. Sitar has served as a director on our Board since May 2020. Mr. Sitar has had extensive financial leadership experience. As of January 18, 2022, Mr. Sitar is the Chief Financial Officer of Variantyx, Inc., an emerging diagnostic company. Mr. Sitar has served as the Chief Financial Officer of 9 Meters Biopharma, Inc. formerly known as Innovate Biopharmaceuticals Inc. (NASDAQ: NMTR), a clinical stage biotechnology company. Prior to that, he served as Acting Chief Financial Officer of CareDox, Inc., a technology company, as the Chief Financial Officer of Ammon Analytical Laboratory, a company focused on specialty testing for the drug treatment community and as the Chief Financial Officer of Vyant Bio, Inc. (f/k/a Cancer Genetics, Inc.) (NASDAQ: VYNT), a company focused on precision medicine for oncology Mr. Sitar holds a Bachelor of Science in accounting from the University of Scranton and is licensed as a Certified Public Accountant in New Jersey. Mr. Sitar’s public company and industry experience qualify him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS

Board of Director Composition

Our Board currently consists of six members, one of whom will not be standing for reelection at the Annual Meeting. Our directors hold office until their successors have been elected and qualified or until the earlier of the end of their term, their resignation, or their removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

From January 1, 2021 through December 31, 2021, (i) our Board met ten times; (ii) our audit committee of the Board (the “Audit Committee”) met four times; (iii) our compensation committee of the Board (the “Compensation Committee”) met three times; (iv) our nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) met one time; and (v) our science and technology committee of the Board (the “Science and Technology Committee”) met twice. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such director served on the Board) and (ii) the total number of meetings of all committees of our Board on which such director served (during the periods for which the director served on such committee or committees). Timber does not have a formal policy requiring members of the Board to attend our annual meetings.

Director Independence

Our Board determines the independence of our directors by applying the independence principles and standards established by the NYSE American LLC, or NYSE American, including those published in the NYSE American LLC Company Guide. These provide that a director is independent only if our board of directors affirmatively determines that such director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of such director. They also specify that a director who is an executive officer or employee of the Company precludes a determination of independence with respect to such director. Under the rules of the NYSE American, independent directors must comprise at least 50% of our Board. In addition, the rules of NYSE American require that, subject to specified exceptions, all members of our Audit, Compensation and Nominating and Corporate Governance committees must be independent.

Additionally, all audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Further, all members of our Compensation Committee also must qualify as independent under the listing standards, as “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and as “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our Board determined that Dr. Cohen, Dr. Gaal, Dr. Pirozzi and Mr. Sitar do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of the NYSE American. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section entitled “Transactions with Related Persons.”

Board Committees

Audit Committee

Our Audit Committee currently consists of Mr. Sitar, as chair, Dr. Cohen and Dr. Pirozzi, each of whom is “independent” as that term is defined under applicable SEC rules and NYSE listing standards. Our Board has determined that Mr. Sitar qualifies as an audit committee financial expert within the meaning of SEC regulations and the NYSE listing standards. In making this determination, our Board has considered the formal education and nature and scope of his previous experience, coupled with past and present service on various audit committees. Our Audit Committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements.

Our Audit Committee’s responsibilities include:

●	selecting a firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;
●	ensuring the independence of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
●	establishing procedures for employees to submit anonymously concerns about questionable accounting or audit matters;
●	considering the adequacy of our internal controls and internal audit function;
●	reviewing material related party transactions or those that require disclosure; and
●	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

All audit services to be provided to us and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Our Audit Committee operates pursuant to a charter that is available on our website at https://www.timberpharma.com/investors under the Corporate Governance section.

Compensation Committee

Our Compensation Committee currently consists of Dr. Gaal, as chair, Dr. Cohen, and Mr. Sitar, each of whom is “independent” as that term is defined under applicable SEC rules and NYSE listing standards. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers and directors. Our Compensation Committee’s responsibilities include:

●	reviewing and approving, or recommending that our Board approve, the compensation of executive officers;
●	reviewing and approving, or recommending that our Board approve, the compensation of directors;
●	reviewing and recommending to our Board the terms of any compensatory agreements with executive officers;
●	reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and
●	reviewing the overall compensation philosophy.

Our Compensation Committee operates pursuant to a charter that is available on our website at https://www.timberpharma.com/investors under the Corporate Governance section.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Dr. Pirozzi, as chair, Dr. Gaal and Mr. Sitar, each of whom is “independent” as that term is defined under applicable NYSE listing standards. The Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying and recommending candidates for membership on our Board;
●	recommending directors to serve on Board committees;
●	reviewing and recommending corporate governance guidelines and policies;
●	reviewing proposed waivers of the code of conduct for directors and executive officers;
●	evaluating, and overseeing the process of evaluating, the performance of our Board; and
●	assisting our Board on corporate governance matters.

Our Nominating and Corporate Governance Committee operates pursuant to a charter that is available on our website at https://www.timberpharma.com/investors under the Corporate Governance section.

Science and Technology Committee

Our Science and Technology Committee currently consists of Dr. Cohen, as chair, Dr. Pirozzi and Dr. Gaal. The Science and Technology Committee’s responsibilities include:

●	reviewing the Company’s scientific data for general Board discussion;
●	reviewing and considering management’s decisions regarding the allocation, deployment, utilization of, and investment in the Company’s scientific resources;
●	reviewing, evaluating, and advising the Board and management regarding the goals, objectives and direction of the Company’s research and development programs;
●	advising our Board and management on the scientific aspects of potential business transactions and opportunities; and
●	reviewing the Company’s overall intellectual property strategies.

Stockholder Nominations for Directorships

Our Nominating and Corporate Governance Committee will consider potential director candidates recommended by stockholders as long as the stockholders comply with our certificate of incorporation and bylaws, in recommending a potential candidate. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures set forth in our bylaws. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at: The Board of Directors, Timber Pharmaceuticals, Inc., 110 Allen Road, Suite 401, Basking Ridge New Jersey 07920, Attention: Secretary. For more information, please see the section below titled “Stockholder Proposals.”

Assuming that the appropriate information is provided for candidates recommended by stockholders, our Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of our Board or other persons, as described above and as set forth in our charter.

Board Leadership Structure and Role in Risk Oversight

Currently, Mr. Koconis serves as the Company’s Chief Executive Officer and Chairman of the Board.

Periodically, our Board will assess the roles of Chairman and Chief Executive Officer, and the Board leadership structure to ensure the interests of Timber and our stockholders are best served. Our Board believes the current combination of the two roles is satisfactory at present. Mr. Koconis, as our Chief Executive Officer and Chairman, has extensive knowledge of all aspects of Timber and its business. The Board has appointed Mr. Sitar as Lead Independent Director. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for the Company at any given time.

While management is responsible for assessing and managing risks for the Company, our Board is responsible for overseeing management’s efforts to assess and manage risk. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks, and our standing Board committees. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Timber is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which Timber tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Timber Pharmaceuticals, Inc., 110 Allen Road, Suite 401, Basking Ridge New Jersey 07920, Attention: Secretary.

Code of Business Conduct and Ethics

We maintain a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, which is located at https://www.timberpharma.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

			Served as an
			Officer
Name	Age	Position(s)	Since
John Koconis	52	Chief Executive Officer, President and Chairman of the Board	2020
Joseph Lucchese	55	Chief Financial Officer, Executive Vice President, Treasurer and Secretary	2020
Alan Mendelsohn, M.D.	60	Chief Medical Officer and Executive Vice President	2021

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

John Koconis has served as our Chief Executive Officer since May 2020 and as our President and Chairman of the Board since April 2021. For Mr. Koconis’s biography, please see the section above entitled “Nominees for Election for a Term Expiring at the 2022 Annual Meeting.”

Joseph Lucchese has served as our Chief Financial Officer since May 2020. Mr. Lucchese has also served as a Partner at TardiMed until October 2021. Prior to joining TardiMed, he was a founding member and Managing Director of Oncology Partners LLC, a boutique financial advisory firm serving development stage biotechnology companies and investors, from July 2015 to February 2020. Mr. Lucchese also served as the Managing Director of The ASR Group, a division of Oncology Partners which focuses on value maximization of biotechnology assets via M&A or licensing transactions, from January 2019 to February 2020. Prior to founding Oncology Partners LLC, Mr. Lucchese was a Managing Partner of Foundation Ventures, an investment banking firm servicing early life sciences companies.

Alan Mendelsohn, M.D., has served as our Chief Medical Officer since February 2021. Dr. Mendelsohn is a board-certified pediatric cardiologist with over 20 years of experience in clinical development and medical affairs. Prior to joining the Company, he served as Associate Vice President of Dermatology Medical Affairs for Sun Pharmaceuticals Industries Limited since December 2016. Dr. Mendelsohn has also served as Senior Director at Pfizer from November 2014 through December 2016 as well as Senior Director of Immunology Research and Development for Janssen Pharmaceuticals from November 2006 through January 2014. He has also served in various leadership roles at Centocor Inc., a Johnson & Johnson (NYSE: JNJ) company. Dr. Mendelsohn holds an M.D. from the State University of New York Health Science Center at Brooklyn.

EXECUTIVE COMPENSATION

Our Board has formed a Compensation Committee. The Compensation Committee is responsible for reviewing and approving management compensation, including salaries, bonuses, and equity compensation. We seek to provide competitive compensation arrangements that attract and retain key talent necessary to achieve our business objectives. At our 2021 annual meeting of stockholders, stockholders voted, on an advisory, non-binding basis, to approve the compensation paid to the Company’s named executive officers (as defined below).

2021 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to each person serving as our Chief Executive Officer during the fiscal year ended December 31, 2021, the three most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers during the fiscal year ended December 31, 2021, and up to two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as an executive officer as of December 31, 2021 for services rendered in all capacities to us for the fiscal years ended December 31, 2021 and December 31, 2020. These individuals are our named executive officers for 2021.

						All other
					Option awards	compensation
Name and principal position	Year	Salary ($)		Bonus ($)	($)(1)	($)		Total ($)
John Koconis,	2021	$356,731		$115,500	$486,331	$36,072	(2)	$994,634
CEO, President and Chairman	2020	$288,846		$140,577	$—	$77,841	(2)	$507,264
Joseph Lucchese,	2021	$240,154		$92,400	$208,009	$45,519	(2)	$586,082
CFO, Treasurer, EVP, and Secretary	2020	$176,807		$42,000	$89,321	$52,991	(2)	$361,119
Alan Mendelsohn	2021	$261,923		$124,000	$257,255	$40,972	(2)	$684,150
Chief Medical Officer and EVP	2020	$—		$—	$—	$—		$—
Zachary Rome	2021	$214,038		$41,580	$306,553	$40,273	(2)	$602,444
Director and former COO, EVP, and Secretary	2020	$183,928	(3)	$42,000	$—	$74,742	(2)	$300,670

(1)	Amounts represent the aggregate fair value amount computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to our consolidated financial statements contained in this annual report on Form 10-K for the year ended December 31, 2021.
(2)	Represents payments of health insurance premiums for such named executive officer.
(3)	Includes 75% of Mr. Rome’s salary which was paid by TardiMed in 2019 through May 18, 2020, the date of the merger involving BioPharmX Corporation in which the Company is the surviving entity (the “Merger”).

Narrative Disclosure to Summary Compensation Table

Employment Agreements with our Named Executive Officers

Timber extended an offer letter agreement to Mr. Koconis on June 20, 2019 in connection with his position as Chief Executive Officer. Mr. Koconis is entitled to, among other things, (i) an annual gross base salary of $350,000 (which annual base salary will be increased to $400,000 upon the commercialization of Timber’s first product); and (ii) eligibility for a bonus up to 50% of his base salary. The offer constitutes an at-will employment agreement.

Timber extended an offer letter agreement to Mr. Rome on March 31, 2020 in connection with his position as Executive Vice President and Chief Operating Officer. Mr. Rome was entitled to, among other things, (i) an annual gross base salary of $210,000; and (ii) eligibility for a bonus up to 30% of his base salary. The offer letter was for a term of two years with automatic one-year renewals unless sooner terminated by Mr. Rome or the Company. As of March 4, 2022, Mr. Rome resigned from his position as Executive Vice President and Chief Operating Officer and transitioned into a consultant position with the Company.

Timber entered into an offer letter with Mr. Lucchese on September 27, 2021 in connection with his position as Chief Financial Officer. Mr. Lucchese is entitled to, among other things, (i) an annual gross base salary of $350,000; and (ii) eligibility for a bonus up to 40% of his base salary. The offer letter constitutes an at-will employment agreement.

Timber entered into an offer letter with Dr. Mendelsohn on January 18, 2021 in connection with his position as Chief Medical Officer. Dr. Mendelsohn is entitled to, among other things, (i) an annual gross base salary of $300,000; and (ii) eligibility for a bonus up to 50% of his base salary. The offer letter constitutes an at-will employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

		Option awards
		Number of	Number of
		securities	securities
		underlying	underlying		Option
		unexercised	unexercised		exercise	Option
		options (#)	options (#)		price	expiration
Name	Grant date	exercisable	unexercisable		($)	date
John Koconis	9/14/2021	74,166	815,834	(1)	0.89	9/13/2031
Joseph Lucchese	6/8/2020	46,519	50,564	(2)	2.87	6/7/2030
	9/27/2021	—	361,163	(3)	0.92	9/26/2031
Alan Mendelsohn	7/1/2021	123,247	224,744	(4)	1.18	6/30/2031
Zachary Rome	9/14/2021	46,750	514,250	(5)	0.89	9/13/2031

(1)	The options will vest in 36 equal monthly installments beginning on October 14, 2021, subject to continued employment with or service to the Company.
(2)	25% of the options vest on January 6, 2021, and the remaining shares subject to this option vest 1/36 of the shares on the last day of each full calendar month thereafter, subject to continued employment with or service to the Company.
(3)	25% of the options vest on September 27, 2022, and the remaining shares subject to this option vest 1/36 of the shares on the last day of each full calendar month thereafter, subject to continued employment with or service to the Company.
(4)	25% of the options vest on July 1, 2022, and the remaining shares subject to this option vest 1/36 of the shares will vest on the last day of each full calendar month thereafter, subject to continued employment with or service to the Company.
(5)	The options will vest in 36 equal monthly installments beginning on October 14, 2021, subject to continued employment with or service to the Company.

The following table summarizes, for each of our named executive officers, the number of shares of common stock underlying outstanding value appreciation rights (“VARs”) held as of December 31, 2021.

	Number of Shares
	Underlying Outstanding VARs		Expiration
Name	Vested	Unvested	Date
John Koconis	84,363	125,285	7/1/2029
Joseph Lucchese	—	—	—
Alan Mendelsohn	—	—	—
Zachary Rome	52,884	79,326	3/1/2029

Pension Benefits

None of our named executive officers is covered by a pension plan or other similar benefit plan that provides for payments by Timber or other benefits from Timber at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers is covered by a nonqualified defined contribution or other nonqualified deferred compensation plan.

DIRECTOR COMPENSATION

Director Compensation Table 2021

Non-executive directors are entitled to receive fees for their services as directors. Non-executive directors are also eligible for equity awards under the Plan connection with their attendance at Board and committee meetings. The table below shows the total compensation paid to or earned by each of our non- executive directors during fiscal 2021 for service on our Board and on committees of our Board.

	Fees Earned	Stock	Option
	or Paid in	Awards	Awards	All Other	Total
Name	Cash ($)	($)	($)(1)	Compensation ($)	($)
David Cohen, M.D	$58,750	—	$33,870	—	$92,620
Lubor Gaal, Ph.D	$54,625	—	$33,870	—	$88,495
Gianluca Pirozzi, M.D., Ph.D	$56,125	—	$51,131	—	$107,256
Edward J. Sitar	$59,000	—	$51,131	—	$110,131

(1)	The amounts in this column represent the aggregate grant date fair value of equity awards granted to the non-employee directors in 2021, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in determining the grant date fair value of our equity awards, see Note 2 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021, to which reference is hereby made.

Retainer Fees. We provide a cash retainer fee to each of our non-employee directors for their services on the committees of our Board, paid quarterly in arrears.

Our non-employee directors are compensated as follows pursuant to the Company’s director compensation policy:

●	$35,000 annual retainer;
●	$15,000 for service as the chair of our Audit Committee and as the chair of our Science and Technology Committee;
●	$10,000 for service as the chair of our Compensation Committee;
●	$8,000 for service as the chair of our Nominating and Corporate Governance Committee;
●	$7,500 for service as a member of our Audit Committee and as a member of our Science and Technology Committee;
●	$5,000 for service as member of our Compensation Committee; and
●	$4,000 for service as a member of our Nominating and Corporate Governance Committee.

Equity Awards. Each newly-elected or appointed non-employee director will be granted a stock option, as determined by the Compensation Committee, to purchase our common stock. Each stock option award will vest and become exercisable in equal monthly installments over two years from the vesting commencement date, subject to such non-employee director’s continued service on our board of directors. The awards will have 10-year terms, however, they will terminate three years following the date upon which the awardee ceases to be one of our directors. In addition, all non-employee directors may be granted stock options, as determined by the Compensation Committee, to purchase our common stock.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Timber Pharmaceuticals, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2021, as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2021.
2.	The Audit Committee has discussed with representatives of KPMG LLP, the Company’s independent public accounting firm, the matters which are required to be discussed with them under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
3.	The Audit Committee has discussed with representatives of KPMG LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Audit Committee,

Edward J. Sitar, Chair

David Cohen, M.D.

Gianluca Pirozzi, M.D., Ph.D.

*

The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 7, 2022 (the “Beneficial Ownership Date”) with respect to the beneficial ownership of our common stock by the following: (i) each of Timber’s current directors; (ii) each of Timber’s named executive officers; (iii) all of Timber’s current executive officers and directors as a group; and (v) each other person known by Timber to own beneficially more than five percent (5%) of the outstanding shares of our common stock.

The amounts and percentage of shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to securities held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date (“Presently Exercisable Securities”), if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

The table reflects 63,678,740 shares our common stock outstanding as of the Beneficial Ownership Date plus any shares issuable upon exercise of Presently Exercisable Securities held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Timber Pharmaceuticals, Inc., 110 Allen Road, Suite 401, Basking Ridge, New Jersey 07920.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned	Owned (%)
5% or Greater Stockholders:
TardiMed Sciences LLC(2)	3,224,899	5.06%
Named Executive Officers and Directors:
John Koconis(3)	302,139	*
Joseph Lucchese(4)	58,654	*
Alan Mendelsohn(5)	11,988	*
Zachary Rome(6)	184,362	*
Edward J. Sitar(7)	48,961	*
Gianluca Pirozzi(8)	33,961	*
David Cohen(9)	32,951	*
Lubor Gaal(10)	32,951	*
All Executive Officers and Directors as a group (8 persons):	705,967%

* Less than 1%.

(1)	Applicable percentage ownership is based on 63,678,836 shares of common stock outstanding as of April 7, 2022, together with securities exercisable or convertible into shares of common stock within 60 days of April 7, 2022, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 7, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The number of shares consists of 3,109,067 shares of common stock and 115,832 shares of common stock issuable upon conversion of outstanding Series A Preferred Stock. Michael Derby is the Managing Partner of TardiMed Sciences LLC. Mr. Derby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(3)	84,362 shares of common stock underlying VARs that vest within 60 days of April 7, 2022, 197,777 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 7, 2022.
(4)	Includes 58,654 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 7, 2022.
(5)	Includes 11,988 shares held indirectly through Dr. Mendelsohn’s spouse and no shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 7, 2022.
(6)	Includes 124,666 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 7, 2022.
(7)	Includes 33,961 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 7, 2022.

(8)	Includes 33,961 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 7, 2022.
(9)	Includes 32,951 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 7, 2022.
(10)	Includes (i) 32,951 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 7, 2022.

TRANSACTIONS WITH RELATED PERSONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2020, to which we were a party or will be a party, in which:

●the amounts involved exceeded or will exceed $120,000; and
●any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

Our Audit Committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had, or will have a direct or indirect material interest. Under our related party transaction policy, our management will be required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee will take into account all of the relevant facts and circumstances available. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Asset Purchase Agreements with Patagonia Pharmaceuticals LLC (“Patagonia”)

On February 28, 2019, we acquired the intellectual property rights for a topical formulation of isotretinoin for the treatment of CI and identified as TMB-001, formerly PAT-001 including the IPEGTM brand, from Patagonia (the “TMB-001 Acquisition”). Zachary Rome, a member of our Board and former Executive Vice President and Chief Operating Officer serves as President of Patagonia and also maintains an ownership interest therein.

Under the terms of the TMB-001 Acquisition, we paid a one-time upfront payment of $50,000 to Patagonia. Patagonia is entitled to up to $27.0 million of cash milestone payments relating to certain regulatory and commercial achievements of the TMB-001 Acquisition, with the first being $4.0 million from the initiation of a Phase 3 pivotal trial, as agreed with the FDA. In addition, Patagonia is entitled to net sales earn-out payments ranging from low single digits to mid-double digits for the program licensed. We are responsible for all development activities under the license. As of December 31, 2021, the potential regulatory and commercial milestones were not yet considered probable, and no milestone payments have been accrued at December 31, 2021 or 2020, respectively.

On June 26, 2019, we acquired the intellectual property rights for a locally administered formulation of Sitaxsentan for the treatment of cutaneous fibrosis and/or pigmentation disorders, and identified as TMB-003, formerly PAT-S03, from Patagonia (the “TMB-003 Acquisition”).

Upon closing of the TMB-003 Acquisition, we paid a one-time upfront payment of $20,000 to Patagonia. Patagonia is entitled to up to $10.25 million of cash milestone payments subject to adjustments relating to certain regulatory and commercial achievements of TMB-003, with the first being a one-time payment of $250,000 upon the opening of an investigational new drug (“IND”) with the FDA. In addition, Patagonia is entitled to net sales earn-out payments ranging from low to mid-single digits for the program licensed. We are responsible for all development activities under the license. The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at December 31, 2021 or 2020, respectively.

Preferred Stock

Pursuant to the Amended and Restated Limited Liability Company Agreement of Timber Sub, from February 26, 2019 to December 31, 2019, TardiMed, Timber’s 5% holder, contributed $1.4 million to Timber Sub in exchange for 1.4 million preferred units. TardiMed also contributed $186,493 for management fees and reimbursed expenses to Timber Sub for the period from inception through December 31, 2019 in exchange for 186,493 preferred units. During the year ended December 31, 2020, TardiMed contributed an additional $0.1 million in exchange for 142,392 preferred units. Michael Derby, our former Executive Chairman of the Board, is a Managing Member of TardiMed. Zachary Rome, a member of our Board and former Chief Operating Officer, Executive Vice President and Secretary is a partner of TardiMed, and Joseph Lucchese, our Chief Financial Officer and Executive Vice President was formerly a partner of TardiMed.

In connection with the Merger Agreement with BioPharmX Corporation, these preferred units and dividends have converted into 1,819 shares of Series A Preferred Stock (the “Preferred Stock”). The Company reimbursed TardiMed $90,136 and $400,346 for management fees and reimbursed expenses for the years ended December 31, 2021 and 2020, respectively. TardiMed, the holder of the Preferred Stock, has demanded redemption of the Preferred Stock. The redemption price is equal to approximately $2.1 million in the aggregate, including accumulated and unpaid dividends which accrue dividends at the rate of 8% per annum. Redemption is subject to certain limitations under Delaware law, so that our ability to effect the redemption demanded by TardiMed is limited in our current financial situation.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon the Company’s review of copies of Forms 3, 4 and 5 furnished to the Company, the Company believes that all of its directors, executive officers and any other applicable stockholders timely filed all reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2021, except for the following: a Form 4 was inadvertently filed late for Alan Mendelsohn covering his wife’s acquisition of 1,988 shares of common stock on March 3, 2021.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR CHARTER, AT THE DESCRETION OF THE BOARD, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-FIVE (1:5) TO ONE-FOR-FIFTEEN (1:15), AT ANY TIME PRIOR TO THE ONE- YEAR ANNIVERSARY DATE OF THE ANNUAL MEETING, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD

Overview

Our Board has determined that it is advisable and in the best interests of us and our stockholders, for us to amend our Charter (the “Reverse Split Charter Amendment”), to authorize our Board to effect a reverse stock split of our issued and outstanding shares of common stock at a specific ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15) (the “Approved Split Ratios”), to be determined by the Board (the “Reverse Split”). A vote for this Proposal No. 2 will constitute approval of the Reverse Split that, if and when authorized by the Board and effected by filing the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware, will combine between five and fifteen shares of our common stock into one share of our common stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock issued and outstanding. Because the number of authorized shares of our common stock will not be reduced in connection with the Reverse Split, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock available for issuance in the future.

The Board approved and recommended seeking stockholder approval of the Reverse Split Charter Amendment on April 10, 2022. Accordingly, stockholders are asked to approve the Reverse Split Charter Amendment set forth in Appendix A to effect the Reverse Split consistent with those terms set forth in this Proposal No. 2, and to grant authorization to the Board to determine, in its sole discretion, whether or not to implement the Reverse Split, as well as its specific ratio within the range of the Approved Split Ratios. The text of Appendix A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to implement the Reverse Split.

If approved by the holders of our outstanding voting securities, the Reverse Split would be applied at an Approved Split Ratio approved by the Board prior to the one-year anniversary date of the Annual Meeting and would become effective upon the time specified in the Reverse Split Charter Amendment as filed with the Secretary of State of the State of Delaware. The Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of us and our stockholders. Subject to approval of the Reverse Split Charter Amendment through the approval of the Reverse Split, no further action on the part of our stockholders will be required to either implement or abandon the reverse stock split.

Purpose and Rationale for the Reverse Split

The Board believes that the increased market price of our common stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Split could help increase analyst and broker’s interest in common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

In addition, because the number of authorized shares of our common stock will not be reduced, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow us to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.

The increase in authorized shares of our common stock will not have any immediate effect on the rights of existing stockholders. However, because our stockholders do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, and the voting rights of stockholders and could have a negative effect on the price of our common stock.

Disadvantages to an increase in the number of authorized shares of common stock may include:

●	Stockholders may experience further dilution of their ownership.
●	Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.
●	The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.
●	The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock and warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our common stock.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our common stock. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, or (ii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split.

A decline in the market price of our common stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The proposed Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be harmed by the proposed Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

Determination of the Ratio for the Reverse Split

If Proposal No. 2 is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-five (1:5) to one-for-fifteen (1:15). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of common stock issued and outstanding as of April 7, 2022, after completion of the Reverse Split, we will have between 12,735,767 and 4,245,256 shares of common stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split.

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 1:5 to 1:15 Reverse Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of April 7, 2022.

After Each Reverse Split Ratio
	Current	1:5	1:10	1:15
Common Stock Authorized(1)	450,000,000	450,000,000	450,000,000	450,000,000
Common Stock Issued and Outstanding	63,678,836	12,735,767	6,367,884	4,245,256
Number of Shares of Common Stock Reserved for Issuance (2)	47,292,514	9,458,503	4,729,251	3,152,834
Number of Shares of Common Stock Authorized but Unissued and Unreserved	339,028,650	427,805,730	438,902,865	442,601,910
Price per share, based on the closing price of our Common Stock on April 7, 2022	$0.342	$1.71	$3.42	$5.13

(1)	The Reverse Split will not have any impact in the number of shares of common stock we are authorized to issue under our Charter.
(2)	Includes:
●	2,696,473 shares of common stock issuable upon the exercise of outstanding vested and unvested stock options under our 2020 Omnibus Equity Incentive Plan (the “Plan”) at a weighted-average exercise price of $1.087 per share, 15,781 shares of common stock underlying legacy BioPharmX stock options at a weighted-average exercise price of $75.27 per share, and 299,790 shares of common stock issuable upon the exercise of outstanding VARs;
●	44,280,470 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted-average exercise price of $1.28 per share, including (i)16,701,824 Series A Warrants with an exercise price of $1.16, (ii) 211,770 BioPharmX legacy warrants with a weighted-average exercise price of $85.77, (iii) 413,751 Bridge Warrants with an exercise price of $0.31, and (iv) 26,953,125 warrants from the November 2021 offering having an exercise price of $0.70; and
●	115,832 shares of common stock issuable upon the conversion of outstanding Series A Preferred Stock.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on NYSE under the symbol “TMBR”.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the vesting, exercise or conversion of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of April 7, 2022 and are on a pre-Reverse Split basis), including:

●	2,696,473 shares of common stock issuable upon the exercise of outstanding vested and unvested stock options under our 2020 Omnibus Equity Incentive Plan (the “Plan”) at a weighted-average exercise price of $1.087 per share, 15,781 shares of common stock underlying legacy BioPharmX stock options at a weighted-average exercise price of $75.27 per share, and 299,790 shares of common stock issuable upon the exercise of outstanding VARs;

●	44,280,470 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted-average exercise price of $1.28 per share, including (i)16,701,824 Series A Warrants with an exercise price of $1.16, (ii) 211,770 BioPharmX legacy warrants with a weighted-average exercise price of $85.77, (iii) 413,751 Bridge Warrants with an exercise price of $0.31, and (iv) 26,953,125 warrants from the November 2021 offering having an exercise price of $0.70; and
●	115,832 shares of common stock issuable upon the conversion of outstanding Series A Preferred Stock.

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Stock Option Plans

We have equity incentive plans designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of the Common Stock, restricted stock units and value appreciation rights. In the event of a Reverse Split, the Board shall make appropriate adjustment to awards granted under the equity incentive plans. Accordingly, if the Reverse Split is approved by our stockholders and the Board decides to implement the Reverse Split, as of the effective date the number of all outstanding option grants, the number of shares issuable and the exercise price, as applicable, relating to options under our equity incentive plans, will be proportionately adjusted using the Reverse Split ratio. The Board has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Split, including any applicable technical, conforming changes.

The terms of our outstanding stock options do not permit exercise for fractional shares. As such, the number of shares issuable under any individual outstanding stock option shall either be rounded up or down as provided for under the specific terms of our equity incentive plans. Commensurately, the exercise price under each stock option would be increased proportionately such that upon exercise, the aggregate exercise price payable by the optionee to us would remain the same. Furthermore, the aggregate number of shares currently available under our equity incentive plans for future stock option and other equity-based grants will be proportionally reduced to reflect the Reverse Split ratio.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Reverse Split Charter Amendment with the office of the Secretary of State of the State of Delaware. On the effective date, shares of common stock issued and outstanding shares of common stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Approved Split Ratio set forth in this Proposal No. 2. If the proposed Reverse Split Charter Amendment is not approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our common stock on the NYSE during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder approval of this Proposal No. 2, if the Board elects to implement the proposed Reverse Split, stockholders owning fractional shares will be paid out in cash for such fractional shares. For example, assuming the Board elected to consummate an Approved Split Ratio of 1:5, if a stockholder held six shares of common stock immediately prior to the Reverse Split, then such stockholder would be paid in cash for the one share of common stock but will maintain ownership of the remaining share of common stock.

Record and Beneficial Stockholders

If the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND
SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal No. 2 and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

A stockholder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Split. A stockholder of our common stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service. Stockholders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with our Charter and Delaware law, approval and adoption of this Proposal No. 2 requires the affirmative vote of at least a majority of our issued and outstanding voting securities. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, abstentions, and broker non-votes, if this Proposal 2 is deemed to be a “non-routine” matter, will have the same practical effect as a vote AGAINST this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE
CHARTER TO EFFECT THE REVERSE SPLIT.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE

OFFICERS

In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote, on an advisory basis, on the approval of the compensation of our named executive officers (commonly known as a “say-on-pay” vote) as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the various compensation tables and the related narrative disclosures.

The Board and the Compensation Committee believe that our Company’s compensation policies and practices are effective in achieving our goals of motivating and retaining our executives by motivating and rewarding excellence in individual and Company performance and aligning our executives’ interests with those of our stockholders.

Proposal 3 is advisory and non-binding on our Board. However, the Board and the Compensation Committee will review and consider the results of this vote when evaluating our executive compensation program.

Proposal 3 is as follows:

“RESOLVED, that the compensation of the Company’s named executive officers, as such compensation is disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of the Stockholders pursuant to Item 402 of Regulation S-K is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against named executive officers compensation as disclosed in the proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We will hold a say-on-pay vote at each annual meeting until the time our stockholders vote to hold the say-on-pay vote at a different frequency.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE

APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote, on an advisory basis, on the frequency of future advisory votes of the compensation of our named executive officers. The choices available on the attached proxy card, in accordance with SEC rules, are every one year, every two years, every three years, or to abstain.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation for the following reasons:

●	Stockholder communications will be enhanced by providing a clear, simple means for the Company to obtain information on investor views about our executive compensation philosophy and program and provide investors with sufficient time to evaluate the effectiveness of the program, corporate strategies and Company performance.
●	An advisory vote every three years will be the most effective timeframe for the Board of Directors and the Company to thoughtfully evaluate and respond to feedback from its stockholders and provide sufficient time to engage in discussions with them.
●	Our executive compensation programs are focused on measuring performance over an extended period of time, and holding a vote every three years is consistent with our long-term objectives.

As an advisory vote, this Proposal 4 is not binding on the Company. Notwithstanding the advisory nature of this vote, the Board values the opinions expressed by stockholders in their vote on this Proposal, and will consider the outcome of the vote when making its determination as to the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE THAT ADVISORY VOTES ON EXECUTIVE COMPENSATION BE HELD EVERY THREE YEARS.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF OUR REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed KPMG LLP as our independent registered public accounting firm to audit the financial statements of Timber for the fiscal year ending December 31, 2022, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as a public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees paid for professional services rendered by KPMG LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2021	2020

	(In thousands)
Audit Fees	$459.0	$544.2
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$459.0	$544.2

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our securities, audit services provided in connection with other statutory or regulatory filings, and reviews of registration statements and issuances of consents (including merger related fees).

Pre-Approval Policy and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and All Other Fees as described above is compatible with maintaining KPMG LLP’s independence and has determined that such services for fiscal years 2020 and 2021 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

Review of Financial Statements

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”), receiving written disclosures from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, discussing with the independent registered public accountants their independence, and recommending to the Board that the audited financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Changes in Accountants

On May 22, 2020, our Audit Committee resolved to continue to engage BPM LLP (“BPM”), an independent registered accounting firm, as the Company’s independent registered public accounting firm to review the Company’s condensed consolidated financial statements for the three month period ended April 30, 2020, and, following BPM’s review of the Company’s condensed consolidated financial statements for the three month period ended April 30, 2020, to terminate BPM’s engagement and appoint KPMG as the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements. Accordingly, on June 30, 2020, we terminated our relationship with BPM to serve as our independent registered public accounting firm.

Upon approval of our Board and the Audit Committee, KPMG LLP was engaged on June 30, 2020, effective immediately. Also on June 30, 2020, our Board approved the change in the Company’s fiscal year end from January 31 to December 31. As such, the financial periods referenced below relate to the Company’s historical fiscal years ended January 31, 2020 and January 31, 2019.

The reports of BPM on the Company’s consolidated financial statements for the fiscal years ended January 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that, the reports on the consolidated financial statements of the Company as of and for the years ended January 31, 2020 and 2019, each contained a separate explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended January 31, 2020 and 2019 and the subsequent interim period through June 30, 2020, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BPM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPM, would have caused BPM to make reference thereto in their reports on the consolidated financial statements for such fiscal years.

During the fiscal years ended January 31, 2020 and 2019 and any subsequent interim period through June 30, 2020, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), other than:

●	For the fiscal year ended January 31, 2020, the Company reported material weaknesses in its internal control over financial reporting, relating to (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and Securities Exchange Commission (“SEC”) guidelines.
●	For the fiscal year ended January 31, 2019, the Company reported material weaknesses in its internal control over financial reporting, relating to (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and SEC guidelines.

Approval Required

The approval of the ratification of the appointment of KPMG as our independent registered accounting firm for the year ending December 31, 2022 will require the affirmative vote of a majority of all of the votes cast. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2023 Annual Meeting

Any stockholder proposals submitted, in reliance on Rule 14a-8 under the Exchange Act, for inclusion in Timber’s proxy statement and form of proxy for our 2023 Annual Meeting of Stockholders, must be received by the Company no later than [December __, 2022], which is 120 calendar days before [April __, 2023], the anniversary date of this proxy statement’s release to stockholders in connection with the Annual Meeting, in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Timber Pharmaceuticals, Inc., 110 Allen Road Suite 401, Basking Ridge, New Jersey 07920, Attn.: Secretary.

Our bylaws state that a stockholder must provide timely written notice of a proposal to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2023 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by Timber at our principal executive office if received no later than March 5, 2023 and no earlier than February 3, 2023, provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if received by Timber at our principal executive office not later than the close of business on the later of (i) the 90th day prior to the scheduled date of such Annual Meeting; and (ii) the 10th day following the day on which such public announcement of the date of such Annual Meeting is first made by Timber. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Timber Pharmaceuticals, Inc., 110 Allen Road Suite 401, Basking Ridge, New Jersey 07920, Attn.: Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Timber Pharmaceuticals, Inc., 110 Allen Road Suite 401, Basking Ridge, New Jersey 07920, Attn.: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2021 and certain other related financial and business information are contained in our 2021 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Timber Pharmaceuticals, Inc., 110 Allen Road Suite 401, Basking Ridge, New Jersey 07920, Attn.: Secretary or by phone at (908) 636-7163. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties at the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/John Koconis
John Koconis
Chief Executive Officer and Chairman of the
Board
April [•], 2022
Basking Ridge, New Jersey

Appendix A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

TIMBER PHARMACEUTICALS, INC.

Timber Pharmaceuticals, Inc., a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name of the corporation is Timber Pharmaceuticals, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 24, 2014.

SECOND: This Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) amends the Corporation’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 24, 2014 (the “Prior Certificate”), as previously amended, and has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

RESOLVED, that, effective upon the filing of this Certificate of Amendment (the “Effective Time”), the Certificate of Incorporation as presently in effect be, and the same hereby is, amended to add the following paragraph to precede the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation:

“Contingent and effective as of the filing of this Certificate of Amendment, each ___ (__) shares of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Corporation (the “Reverse Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Corporation will pay in cash the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors of the Corporation when those entitled to receive such fractional shares are determined.”

THIRD: This Certificate of Amendment of the Prior Certificate so adopted (i) shall be effective as of 4:01 p.m. Eastern Time on ___, (ii) reads in full as set forth above and (iii) is hereby incorporated herein by this reference. All other provisions of the Prior Certificate remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this __ day of __.

32

VIEW MATERIALS & VOTE w SCAN TO TIMBER PHARMACEUTICALS, INC. 110 ALLEN ROAD SUITE 401 BASKING RIDGE, NJ 07902 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TMBR2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D82095-P69367 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TIMBER PHARMACEUTICALS, INC. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ! ! ! 1. To elect five directors to the Board to hold office for the following year until their successors are elected. Nominees: 1 Year 2 Years 3 Years Abstain The Board of Directors recommends you vote 3 YEARS on the following proposal: 01) John Koconis 02) Gianluca Pirozzi 03) Edward J. Sitar 04) David Cohen 05) Lubor Gaal To vote, on an advisory basis, on how often the ! ! ! ! 4. Company will conduct an advisory vote on executive compensation (every year, every two years, or every three years). The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 2. To approve an amendment to the Charter, at the discretion of the Board, to effect a reverse stock split of the Company's issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the Board. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 5. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for Company's fiscal year ending December 31, 2022. For Against Abstain NOTE: To transact any other business that may properly come before the meeting or any adjournment thereof. ! ! ! 3. To approve, on an advisory basis, the executive compensation of the Company's named executive officers as described in the proxy statement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D82096-P69367 TIMBER PHARMACEUTICALS, INC. Annual Meeting of Shareholders June 3, 2022 1:00 PM (EDT) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) John Koconis and Joseph Lucchese, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of TIMBER PHARMACEUTICALS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, EDT on June 3, 2022, at www.virtualshareholdermeeting.com/TMBR2022 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

Your Vote Counts! TIMBER PHARMACEUTICALS, INC. 2022 Annual Meeting Vote by June 2, 2022 11:59 PM ET TIMBER PHARMACEUTICALS, INC. 110 ALLEN ROAD SUITE 401 BASKING RIDGE, NJ 07920 D82111-P69367 You invested in TIMBER PHARMACEUTICALS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 3, 2022. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 20, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 3, 2022 1:00 PM EDT Virtually at: www.virtualshareholdermeeting.com/TMBR2022 *Please check the meeting materials for any special requirements for meeting attendance. V1.1 For complete information and to vote, visit www.ProxyVote.com Control #

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items D82112-P69367 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. 1. To elect five directors to the Board to hold office for the following year until their successors are elected. Nominees: 01) John Koconis04) David Cohen 02) Gianluca Pirozzi05) Lubor Gaal 03) Edward J. Sitar For 2. To approve an amendment to the Charter, at the discretion of the Board, to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the Board. For 3. To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in the proxy statement. For 4. To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation (every year, every two years or every three years). 3 Years 5. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for Company’s fiscal year ending December 31, 2022. For NOTE: To transact any other business that may properly come before the meeting or any adjournment thereof.